UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  June 29, 2007


                                  ULTICOM, INC.
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                 0-30121                     22-2050748
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


                                1020 Briggs Road,
                            Mount Laurel, New Jersey
                                      08054
                    (Address of Principal Executive Offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (856) 787-2700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On June 29, 2007, Paul L. Robinson tendered his resignation as a member of the Board of Directors (the "Board") of Ulticom, Inc. (the "Company"), effective immediately. Mr. Robinson agreed to resign from the Board in connection with his termination of employment as Executive Vice President, Chief Operating Officer and General Counsel of Comverse Technology, Inc. ("Comverse"), the Company's majority stockholder. On July 3, 2007, Raz Alon tendered his resignation as a member of the Board, effective immediately. Mr. Alon continues to serve as a member of the Comverse Board of Directors. The Company expressed its appreciation to Messrs. Robinson and Alon for their valuable service and contributions to the Company.

(d) On July 3, 2007, Mr. Avi Aronovitz and Ms. Shefali Shah were elected as members of the Board by unanimous vote of the then-incumbent directors. Article III, Section 9 of the Company's Bylaws allows vacancies on the Board to be filled by the majority of the remaining directors of the Board. Mr. Aronovitz and Ms. Shah were recommended as candidates for the position of director by the Corporate Governance and Nominating Committee. Their candidacies were submitted to the Committee by Comverse.

         Since April, 2006, Mr. Aronovitz has served as the Interim Chief Financial Officer of Comverse. Mr. Aronovitz has also served at Comverse as Treasurer since January, 2006, Vice President of Finance since January, 2005 and as Assistant Vice President since November, 2002. Prior to joining Comverse, Mr. Aronovitz was Vice President and Chief Financial Officer of Miltex Inc., a private company engaged in the manufacture and distribution of surgical and dental instruments, from 2001 to 2002. Prior to serving at Miltex Inc., Mr. Aronovitz was at IDT Corporation and Zurich Reinsurance. Mr. Aronovitz received a Bachelor of Science in Accounting from the Sy Syms School of Business at Yeshiva University. Mr. Aronovitz has served on the Board of Directors of Verint Systems Inc., a majority owned subsidiary of Comverse, since November, 2004.

         Since June 26, 2006, Ms. Shah has served as the Associate General Counsel of Comverse. Prior to serving as Associate General Counsel of Comverse, Ms. Shah was an attorney with the corporate practice groups of Weil, Gotshal & Manges LLP from September 2002 to June 2006 and Hutchins, Wheeler & Dittmar, P.C. from September 1996 to August 2002. Ms. Shah holds a Juris Doctorate from Duke University School of Law.

         Except as described above, there is no arrangement or understanding between either Ms. Shah or Mr. Aronovitz and any other person pursuant to which either was elected to the Board.

(e) Mr. Shawn K. Osborne and the Company entered into an employment agreement dated as of July 5, 2007 (the "Employment Agreement"). The Employment Agreement provides for Mr. Osborne's continuing employment as President and Chief Executive Officer of the Company for a period of two years commencing on February 1, 2007, with subsequent one-year automatic extensions unless earlier


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terminated or not renewed in accordance with the terms of the Employment
Agreement.

         For the fiscal year that began February 1, 2007, Mr. Osborne will be paid a base salary of $325,000. Beginning with the 2008 fiscal year, the Board or the Company's compensation committee ("Compensation Committee") will review at least annually Mr. Osborne's base salary and will increase or maintain it at its sole discretion, provided, however, that Mr. Osborne's base salary may be decreased if such decrease is in conjunction with a general Company cost cutting program which includes employee salary reductions generally. Mr. Osborne will be eligible for an annual performance bonus for each fiscal year in such amount as the Board or the Compensation Committee, in its sole discretion, determines based upon the Company's performance measured against the revenue, gross profit and operating income goals set forth in the budget for the applicable fiscal year. The bonus may not exceed 200% of Mr. Osborne's base salary for such year. Mr. Osborne's target bonus will be 60% of his base salary for such year, plus for the 2007 fiscal year only, an additional $25,000.

         During the term of employment, Mr. Osborne is eligible to participate in annual and long-term equity incentive compensation programs applicable to senior-level executives. The Board or the Compensation Committee may grant Mr. Osborne equity compensation awards in its sole discretion, using Company performance criteria as described above in connection with the determination of Mr. Osborne's bonus. Additionally, Mr. Osborne is entitled to participate in all employee welfare and pension benefit plans, programs and/or arrangements applicable to senior-level executives and to be reimbursed for reasonable business expenses. Mr. Osborne is also entitled to participate in the Company's fringe benefit programs (if any) applicable to senior-level executives and is entitled to 4 weeks paid vacation. The Company will lease a car for the exclusive use of Mr. Osborne at a total cost not to exceed $999 per month, as adjusted upward by the Compensation Committee from time to time to reflect changes in lease availability and in related economic factors in its sole discretion. The Company will pay or reimburse Mr. Osborne for premiums for a supplemental life insurance policy with a face amount equal to $1,000,000 less the face amount of life insurance paid for by the Company in accordance with the plans and policies of the Company as then in effect. The Company will also pay for reasonable legal fees and expenses incurred by Mr. Osborne in connection with the negotiation and drafting of the Employment Agreement.

         If Mr. Osborne's employment is terminated due to his death, his estate is entitled to (i) the payment of Mr. Osborne's base salary earned but not paid prior to the date of the termination, (ii) a pro-rata share of the target bonus Mr. Osborne would have earned if he had remained employed through the end of the fiscal year, with full achievement of bonus criteria, (iii) all restrictions on restricted stock held by Mr. Osborne lapsing and all outstanding unvested stock options, stock appreciation rights or any similar equity share or unit held vesting immediately and (iv) payment of any amounts earned, accrued or owing in connection with equity incentive compensation, employee welfare and pension benefit programs, reimbursement of business expenses, perquisites and paid vacation. In the event of a termination due to disability, in addition to the above, Mr. Osborne is entitled to the payment of his costs associated with health continuation benefits. If the Company terminates Mr. Osborne's employment for cause during the term of employment, Mr. Osborne is entitled to the payment of (i) his base salary earned but not paid prior to the date of the termination


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and (ii) any amounts earned, accrued or owing to Mr. Osborne as of the date of termination but not yet paid regarding equity incentive compensation or employee welfare and pension benefit programs, reimbursement of business expenses and perquisites. If Mr. Osborne's employment is terminated by the Company without cause or by Mr. Osborne for good reason, Mr. Osborne is entitled to what he would receive in the event of disability and the payment of an amount equal to the sum of (i) Mr. Osborne's then-applicable base salary and (ii) the target bonus in the year in which Mr. Osborne's employment terminates. If Mr. Osborne terminates his employment without good reason, Mr. Osborne is entitled to his base salary earned but not paid prior to the date of the termination. If the Company terminates Mr. Osborne's employment by providing a notice of nonrenewal, Mr. Osborne is entitled to a severance payment in an amount equal to the greater of 50% of the bonus earned by Mr. Osborne in the last full year of the term of employment or 50% of the average of the bonuses earned by Mr. Osborne over the term of employment under the Employment Agreement and payments and benefits he had actually accrued, earned or is owing at the date of termination and those available under the Company policies or plan to all employees whose employment with the Company is terminated. If Mr. Osborne terminates his employment by providing a notice of nonrenewal, Mr. Osborne is entitled only to those payments and benefits he had actually accrued, earned or is owing at the date of termination and those available under the Company policies or plan to all employees whose employment with the Company is terminated. If Mr. Osborne's employment is terminated by the Company without cause or by him for good reason within 60 days before or 1 year after a change of control, Mr. Osborne will be entitled to the amount paid in the event of disability plus payment of an amount equal to 1.5 times the sum of (i) Mr. Osborne's then-applicable base salary and
(ii) the target bonus in the year in which Mr. Osborne's employment terminates.

            Mr. Osborne is also subject to certain confidentiality provisions, trade secret disclosure provisions, noncompetition and nonsolicitation covenants and intellectual property assignment provisions. The Company agreed to provide Mr. Osborne with a gross-up payment in the event that any stock options previously granted to Mr. Osborne are determined to have been granted at less than fair market value and accordingly trigger a 20% excise tax and related interest and penalties under Section 409A of the Internal Revenue Code.


            The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM NO 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

----------------------------     -----------------------------------------------
        Exhibit No.                                  Description
----------------------------     -----------------------------------------------

          10.1 Employment Agreement, dated as of July 5, 2007, between Ulticom, Inc. and Shawn K. Osborne.

----------------------------     -----------------------------------------------


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ULTICOM, INC.

Date: July 6, 2007                 By: /s/ James Johnston
                                       --------------------------------------
                                       Name: James Johnston
                                       Title: Senior Vice President




















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
                                  EXHIBIT INDEX

----------------------------     -----------------------------------------------
        Exhibit No.                                  Description
----------------------------     -----------------------------------------------

          10.1 Employment Agreement, dated as of July 5, 2007, between Ulticom, Inc. and Shawn K. Osborne.

----------------------------     -----------------------------------------------



























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